UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2008

DUKE ENERGY CORPORATION

 (Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

526 South Church Street, Charlotte, North Carolina  28202-1904

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Executive Short-Term Incentive Plan

The shareholders of the Company approved the amended and restated Duke Energy Corporation Executive Short-Term Incentive Plan (the “Amended STI Plan”) at the annual meeting of the Company’s shareholders on May 8, 2008.  The Amended STI Plan amends and restates the existing Duke Energy Corporation Executive Short-Term Incentive Plan (the “Existing STI Plan”) and is intended to help the Company maintain the flexibility that it needs to keep pace with its competitors and attract, motivate and retain the caliber of executive officers essential to its success by providing short-term incentive awards.  The Amended STI Plan is generally a continuation of the Existing STI Plan, with the following changes:  (i) in order to provide additional flexibility, several potential performance targets have been added to the plan, (ii) the maximum amount that can be paid to any one individual with respect to a year has been increased from $4,000,000 to $6,000,000, and (iii) various technical amendments have been made to the plan.  Only executive officers are eligible to receive awards under the Amended STI Plan.  The forgoing description is qualified in its entirety by reference to the Amended STI Plan, which was attached as Appendix A to the Company’s definitive proxy statement filed on March 20, 2008 and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: May 14, 2008	By:	/s/Marc E. Manly
	Name:	Marc E. Manly
	Title:	Group Executive and Chief Legal Officer